Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into this 9th day of February, 2004, by and among REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”); RA FACTORS, INC., a Delaware corporation (“Factors”; together with Remington, the ”Borrowers” and individually a “Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 191 Peachtree Street, Atlanta, Georgia 30303, in its capacity as administrative and collateral agent (together with its successors on such capacity, “Agent”) for various financial institutions (“Lenders”), and Lenders.

Recitals:

Agent, Lenders and Borrowers are parties to a certain Credit Agreement dated January 24, 2003, as amended in the First Amendment to Credit Agreement dated June 30, 2003 and the Second Amendment to Credit Agreement dated October 31, 2003 (as at any time amended, the “Credit Agreement”), pursuant to which Lenders have made certain revolving credit loans to Borrowers.

Remington and RA Brands, L.L.C., a Guarantor under the Credit Agreement (“Brands”; and collectively with Remington, “Sellers”), have entered into a certain Asset Purchase Agreement, dated as of February 6, 2004 (the “Purchase Agreement”), with Pure Fishing, Inc., an Iowa corporation, Pure Fishing I, LLC, a Delaware limited liability company (“PF I”), and Pure Fishing II, LLC. a Delaware limited liability company (“PF II”). Pursuant to the Purchase Agreement, Sellers have agreed to sell, transfer and assign certain assets and liabilities with respect to the Stren® brand fishing lines business and PFI and PF II have agreed to purchase such assets and assume such liabilities, all subject to the conditions contained in the Purchase Agreement, including the consent of Agent and Lenders.

In connection with the transactions contemplated by the Purchase Agreement, the parties desire to amend the Loan Agreement as hereinafter set forth, subject to the conditions contained herein.

The parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) by deleting the definition of “Revolver Commitment” in its entirety in Section 1.1 of the Credit Agreement and by substituting the following new definition in lieu thereof:

Revolver Commitment—at any date for any Lender, the obligation of such Lender to make Revolver Loans and to participate in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Revolver Commitment” on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Revolver Commitments” means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $125,000,000 on the Closing Date but which shall be reduced in accordance with the terms of Section 2.1.6 hereof.

(b) by inserting the following new definitions in proper alphabetical sequence in Section 1.1 of the Credit Agreement:

Commitment Reduction Date – the effective date of any voluntary reduction by Borrowers of the Revolver Commitments made in accordance with Section 2.1.6 hereof, provided that (i) such voluntary reduction is in an amount not less than $5,000,000, and (ii) the effective date of such voluntary reduction is on or prior to February 8, 2005.

Minimum Availability Condition – on any date of determination, Availability of not less than the amount applicable on such date as determined in accordance with the following table:

[Table appears on next page]

	If the date of determination occurs:	And the date of determination is before the Commitment Reduction Date, then Availability shall be not less than:	And the date of determination is after the Commitment Reduction Date, then Availability shall be not less than:

A	During a single period of not more than 60 consecutive days during each Seasonal Testing Period	$30,000,000	$25,000,000

B	Other than during the Seasonal Testing Period for any period of not more than five (5) consecutive Domestic Business Days no more frequently than once in each Fiscal Quarter	$35,000,000	$30,000,000

C	At any date other than a date described in A or B, above	$40,000,000	$35,000,000

Seasonal Testing Period—the period commencing on June 1 and ending on September 30 in each year.

(c) by deleting Section 10.3.1 of the Credit Agreement in its entirety and by substituting the following in lieu thereof:

10.3.1. Consolidated Fixed Charge Coverage Ratio. At any time that the Minimum Availability Condition is not satisfied, have maintained a Consolidated Fixed Charge Coverage Ratio for the Most Recent Covenant Test Period of not less than 1.1 to 1.0. Upon the occurrence of the Availability Test Period Termination Date, Borrowers’ compliance with this financial covenant shall be determined as set forth in Section 10.3.4.

(d) by deleting Section 10.3.3 of the Credit Agreement in its entirety and by substituting the following in lieu thereof:

10.3.3 Minimum Consolidated EBITDA. During the Availability Test Period, maintain a Consolidated EBITDA of not less than the amount set forth below as of the last day of each Fiscal Quarter for the 4 consecutive Fiscal Quarters ending on the date set forth opposite such amount:

4 Fiscal Quarters Ending	Minimum Amount
December 31, 2003	$34,800,000
March 31, 2004	$27,526,000
June 30, 2004	$25,486,000
September 30, 2004	$25,173,000
December 31, 2004	$32,456,000
March 31, 2005	$35,009,000
June 30, 2005	$34,861,000
September 30, 2005	$36,850,000
December 31, 2005	$38,806,000

3. Consent to Sale of Certain Assets of Remington and Brands. Borrowers have requested that Agent and Lenders consent to the sale (the “Asset Sale”) by Sellers, on or before February 11, 2004, of the assets described on Exhibit A attached hereto (the “Assets”) used by Remington or Brands in connection with the operations of the business of selling, manufacturing, distributing, developing and designing the Stren® brand of fishing lines (the “Business”). Borrowers represent and warrant to Agent and Lenders that, after giving effect to the Asset Sale and the effectiveness of this Amendment, Borrowers shall be in compliance with all of the terms of the Credit Agreement. In reliance upon the foregoing, and subject to the terms and conditions contained herein, including without limitation, each of the conditions precedent contained in Section 7 hereof, Agent and Lenders hereby consent to the Asset Sale and to Agent’s release of its security interest in and Lien upon the Assets; provided, that nothing contained herein shall constitute a release of Agent’s security interest in and Lien upon any Property of any Obligor other than the Assets.

4. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents.

5. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as the enforceability thereof may be limited by laws relating to Insolvency Proceedings or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the Liens granted by each Borrower in favor of Agent are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Credit Documents to have priority over the Liens of Agent; and, as of the close of business on February 5, 2004, the unpaid principal amount of the Revolver Loans totaled $45,000,000, and the face amount of outstanding Letters of Credit totaled $3,701,000.

6. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by each Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Amendment (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date).

7. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent and Lenders, on or before February 11, 2004, unless satisfaction thereof is specifically waived in writing by Agent:

(a) The Purchase Agreement shall not have been amended, supplemented, waived or otherwise modified in any material respect since the date thereof except as may have been consented to in writing by Agent.

(b) The outstanding principal balance of the Revolver Loans shall have been repaid from proceeds of the Asset Sale in an amount not less than $42,000,000;

(c) Agent shall have received this Amendment, duly executed by Borrowers, each Guarantor and each Lender; and

(d) Agent shall have received certified board resolutions of Remington and Brands authorizing the Asset Sale and certified board resolutions of Borrowers and each Guarantor authorizing this Amendment or the Consent and Reaffirmation, as applicable.

8. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

9. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10. Amendment Fee; Expenses of Agent and Lenders. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment and consent to the Asset Sale, Borrowers agree to pay to Agent, for the Pro Rata benefit of Lenders, an amendment fee in the amount of $62,500 in immediately available funds on the date hereof. Additionally, each Borrower agrees to pay, on demand, all reasonable costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto, including, without limitation, the reasonable costs and fees of Agent’s and Lenders’ legal counsel.

11. Effectiveness; Governing Law. This Amendment shall be effective upon execution and delivery by Borrowers and acceptance by Agent and the Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

14. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15. Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, that are known to either Borrower as of the date of this Amendment, or that either Borrower should have reasonably known, arising under or in connection with any of the Credit Documents. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

REMINGTON ARMS COMPANY, INC. (“Borrower”)

By:	/s/ Stephen P. Jackson, Jr.

	Title:	VP President, Corporate Secretary and Treasurer

RA FACTORS, INC. (“Borrower”)

By:	/s/ Kimberly A. Brown

	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Brian R. O’Fallon

Brian R. O’Fallon, Director

[Signatures continued on next page]

FLEET CAPITAL CORPORATION, as Lender

By:	/s/ Kristina T. Lee

	Title:	Vice President

NATIONAL CITY COMMERCIAL FINANCE, INC., as Lender

By:	/s/ William E. Welsh

	Title:	Officer

HSBC BANK USA, as Lender

By:	/s/ Stephen J. Gorczynski

	Title:	First Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:	/s/ Timothy P. McDevitt

	Title:	Vice President

[Consent and Reaffirmation by Guarantor appears on next page]

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Obligations of Borrowers at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement; (ii) consents to each Borrower’s execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Third Amendment to Credit Agreement.

RA BRANDS, L.L.C.

By:	/s/ Mark A. Little

	Title:	Vice President